Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP – Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS RECORD SECOND QUARTER 2021 RESULTS

◾	Reported sales of $467 million, up 38%; up 32% on an organic basis

◾	GAAP operating margin of 11.3%, up 210 bps; adjusted operating margin of 14.9%, up 380 bps

◾	GAAP EPS of $1.11, up 88%; adjusted EPS of $1.48, up 100%

◾	Recorded $18 million of restructuring and other charges related to French facility exit

◾	Increasing adjusted full year 2021 outlook

Note: Second quarter 2021 performance relative to second quarter in 2020

North Andover, Mass…August 4, 2021. Watts Water Technologies, Inc. (NYSE: WTS) today announced second quarter 2021 results.

Chief Executive Officer Robert J. Pagano Jr. commented, “I want to recognize and thank the exemplary performance of the Watts team and especially our associates in supply chain and operations in navigating through the dual challenges of stronger than anticipated market demand as well as unique dynamics challenging the supply chains globally. Although much of this quarter’s performance improvement is related to COVID-19’s impact last year, underlying market conditions, especially in repair and replacement, were stronger than we originally anticipated. Consequently, we delivered a record quarter, with both sales and adjusted operating margin higher than expected across all regions.  As we guided, the February weather freeze in the South-Central U.S. continued to benefit us. After another stronger than expected quarter, which included recording restructuring and other charges associated with the successfully completed negotiations to exit one of our French operations, we are again raising our adjusted full year 2021 outlook.”

A summary of second quarter results is as follows:

	Second Quarter Ended
	June 27,	June 28,
(In millions, except per share information)	2021	2020	% Change
Sales	$467.0	$338.7	38%

Net income	37.5	20.2	86%

Diluted net income per share	$1.11	$0.59	88%

Special items (1)	0.37	0.15

Adjusted earnings per share (1)	$1.48	$0.74	100%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Second Quarter 2021 Financial Highlights

Second quarter 2021 performance relative to second quarter in 2020

●	Sales of $467 million increased 38% on a reported basis and 32% organically primarily driven by the global economic recovery following the significant negative effect of COVID-19 last year. In addition, the continuing impact of the February 2021 freezing weather in the South-Central U.S. was estimated to have contributed approximately 4% of incremental sales during the second quarter.
●	Operating margin increased 210 basis points and 380 basis points on a reported and adjusted basis, respectively, benefiting from price, volume, productivity and restructuring savings, partially offset by incremental investments, and the return of expenses related to business normalization. GAAP operating margin was negatively impacted by higher restructuring charges in 2021 related to the approved French facility exit.

Regional Performance:

Americas

o	Sales of $307 million increased 29% on a reported basis and 28% on an organic basis, supported by the global economic recovery. Sales attributable to the February 2021 freezing weather in the South-Central U.S. contributed approximated 5% to growth.
o	Operating margin increased 560 basis points on a GAAP basis and 270 basis points on an adjusted basis as benefits from volume, pricing, productivity and restructuring savings were partially offset by incremental investments and normalized costs. The GAAP operating margin benefited from lower year-over-year restructuring and footprint optimization charges.

Europe

o	Sales of $137 million increased 55% on a reported basis, including a 41% organic increase, primarily driven by the global economic recovery, and a 14% positive foreign exchange impact.
o	Operating margin decreased 650 basis points and increased 700 basis points, on a GAAP and adjusted basis, respectively. Both benefited from volume, pricing, productivity and restructuring savings partially offset by incremental investments and normalized costs. The GAAP operating margin was negatively impacted by the charges related to the restructuring activities in France.

APMEA

o	Sales of $23 million increased 75% on a reported basis, including acquired sales of 14% and a 10% positive foreign exchange impact. Organically, sales increased 51% from strong growth in China and New Zealand and from the global economic recovery.
o	Operating margin increased 1,250 basis points and 460 basis points on a GAAP and adjusted basis, respectively, both benefiting from volume, productivity initiatives, restructuring savings as well as higher affiliate volume, which were partially offset by normalized costs. The GAAP operating margin benefited from lower year-over-year restructuring charges.

Cash Flow and Capital Allocation

●	For the first six months of 2021, operating cash flow approximated $73 million, net capital expenditures approximated $8 million and free cash flow approximated $65 million. In the comparable period last year, operating cash flow approximated $47 million, net capital expenditures approximated $22 million and free cash flow approximated $25 million. The increase in operating cash flow was primarily related to higher net income. The free cash flow increase was primarily driven by higher net income and lower net capital expenditures. We expect continued improvement in operating cash flow and in free cash flow during the second half of 2021, due to normal seasonality.

●	The Company repurchased approximately 31,000 shares of Class A common stock at an investment of $4 million during the second quarter. For the first six months of 2021, the Company repurchased approximately 62,000 shares at an investment of approximately $8 million.

Mr. Pagano concluded, “I’m pleased with our performance during the quarter which was supported by a strengthening macro backdrop and continued solid execution across our organization. Given accelerating demand in our end markets, especially the continued strength in repair and replacement activity, we are updating our adjusted full year 2021 outlook. We now expect consolidated organic revenue growth of 10% to 14% and consolidated adjusted operating margin expansion of 100 to 150 basis points, compared to last year. Market uncertainties appear to have eased to some extent, but we continue to closely monitor nonresidential new construction activity, supply chain issues, inflation, vaccine implementations and the impact of the virus variants. We remain focused on our long-term strategic priorities while addressing lingering near-term disruptions caused by the pandemic.”

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss second quarter results for 2021 on Thursday, August 5, 2021, at 9:00 a.m. Eastern Time. This press release and the live webcast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the webcast, an archived version of the call will be available at the same address until August 5, 2022.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water in residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to the impact of COVID-19 on our 2021 results; our expected revenue, organic revenue, operating margin and adjusted operating margin for full year 2021; our expected cash flow; and our expected liquidity position for 2021 . These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effects of the 2017 Tax Act; the effectiveness, the timing and the expected savings associated with our cost-cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to the COVID-19 pandemic, including supply chain issues, vaccine implementations and the impact of the virus variants; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2021	2020	2021	2020
Net sales	$467.0	$338.7	$880.3	$721.3
Cost of goods sold	266.9	203.8	506.5	423.6
GROSS PROFIT	200.1	134.9	373.8	297.7
Selling, general and administrative expenses	130.4	97.6	244.2	212.6
Restructuring	17.0	5.3	17.3	5.3
Other long-lived asset impairment charges	—	1.0	—	1.0
OPERATING INCOME	52.7	31.0	112.3	78.8
Other (income) expense:
Interest income	—	(0.1)	—	(0.2)
Interest expense	1.5	4.0	3.5	7.0
Other income, net	(0.5)	(0.4)	(0.8)	(0.1)
Total other expense	1.0	3.5	2.7	6.7
INCOME BEFORE INCOME TAXES	51.7	27.5	109.6	72.1
Provision for income taxes	14.2	7.3	30.4	19.9
NET INCOME	$37.5	$20.2	$79.2	$52.2

BASIC EPS
NET INCOME PER SHARE	$1.11	$0.60	$2.34	$1.54
Weighted average number of shares	33.8	33.8	33.8	33.9
DILUTED EPS
NET INCOME PER SHARE	$1.11	$0.59	$2.34	$1.53
Weighted average number of shares	33.9	34.0	33.9	34.0
Dividends declared per share	$0.26	$0.23	$0.49	$0.46

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	June 27,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$240.1	$218.9
Trade accounts receivable, less reserve allowances of $11.4 million at June 27, 2021 and $11.1 million at December 31, 2020	256.7	197.6
Inventories, net:
Raw materials	108.4	79.6
Work in process	20.0	16.1
Finished goods	185.1	167.9
Total Inventories	313.5	263.6
Prepaid expenses and other current assets	33.6	29.4
Total Current Assets	843.9	709.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	612.2	608.6
Accumulated depreciation	(405.2)	(396.3)
Property, plant and equipment, net	207.0	212.3
OTHER ASSETS:
Goodwill	599.1	602.4
Intangible assets, net	133.9	141.8
Deferred income taxes	8.7	4.4
Other, net	62.7	67.8
TOTAL ASSETS	$1,855.3	$1,738.2

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$155.6	$110.1
Accrued expenses and other liabilities	172.7	137.4
Accrued compensation and benefits	67.5	65.3
Total Current Liabilities	395.8	312.8
LONG-TERM DEBT	191.5	198.2
DEFERRED INCOME TAXES	49.7	51.1
OTHER NONCURRENT LIABILITIES	100.4	106.3
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,577,110 shares at June 27, 2021 and 27,478,512 shares at December 31, 2020	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,074,290 at June 27, 2021 and 6,144,290 at December 31, 2020	0.6	0.6
Additional paid-in capital	618.1	606.3
Retained earnings	605.6	560.1
Accumulated other comprehensive loss	(109.2)	(100.0)
Total Stockholders' Equity	1,117.9	1,069.8
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,855.3	$1,738.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 27,	June 28,
	2021	2020
OPERATING ACTIVITIES
Net income	$79.2	$52.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.0	15.3
Amortization of intangibles	7.3	7.6
Loss on disposal and impairment of property, plant and equipment, and other	0.7	1.3
Stock-based compensation	9.9	5.4
Deferred income tax	(4.8)	1.9
Changes in operating assets and liabilities:
Accounts receivable	(60.8)	9.2
Inventories	(52.1)	(14.3)
Prepaid expenses and other assets	(7.5)	(1.3)
Accounts payable, accrued expenses and other liabilities	85.3	(30.0)
Net cash provided by operating activities	73.2	47.3
INVESTING ACTIVITIES
Additions to property, plant and equipment	(13.0)	(23.8)
Proceeds from the sale of property, plant and equipment	4.9	1.5
Net cash used in investing activities	(8.1)	(22.3)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	35.0	407.5
Payments of long-term debt	(40.0)	(452.5)
Payments for tax withholdings on vested stock awards	(9.2)	(7.8)
Payments for finance leases	(0.6)	(1.0)
Debt issuance costs	(2.4)	(2.2)
Payments to repurchase common stock	(7.8)	(21.1)
Dividends	(16.7)	(15.8)
Net cash used in financing activities	(41.7)	(92.9)
Effect of exchange rate changes on cash and cash equivalents	(2.2)	(3.1)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21.2	(71.0)
Cash and cash equivalents at beginning of year	218.9	219.7
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$240.1	$148.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Second Quarter Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
Americas	$307.1	$237.4	$579.9	$499.8
Europe	136.8	88.1	259.7	198.3
APMEA	23.1	13.2	40.7	23.2
Total	$467.0	$338.7	$880.3	$721.3

	Operating Income
	Second Quarter Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
Americas	$55.2	$29.5	$103.7	$72.9
Europe	5.4	9.2	24.9	22.9
APMEA	4.3	0.8	6.6	0.7
Corporate	(12.2)	(8.5)	(22.9)	(17.7)
Total	$52.7	$31.0	$112.3	$78.8

	Intersegment Sales
	Second Quarter Ended		Six Months Ended
	June 27, 2021	June 28, 2020	June 27, 2021	June 28, 2020
Americas	$2.5	$2.9	$4.9	$5.5
Europe	8.5	5.3	16.2	9.5
APMEA	37.1	21.0	63.4	34.5
Total	$48.1	$29.2	$84.5	$49.5

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, footprint optimization costs, other long-lived asset impairment charges and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	June 27,	June 28,	June 27,	June 28,
	2021	2020	2021	2020

Net sales	$467.0	$338.7	$880.3	$721.3

Operating income - as reported	$52.7	$31.0	$112.3	$78.8
Operating margin %	11.3%	9.2%	12.8%	10.9%

Adjustments for special items:
Restructuring	17.0	5.3	17.3	5.3
Footprint optimization	—	0.4	—	0.8
Other long-lived asset impairment charge	—	1.0	—	1.0
Total adjustments for special items	$17.0	$6.7	$17.3	$7.1

Operating income - as adjusted	$69.7	$37.7	$129.6	$85.9
Adjusted operating margin %	14.9%	11.1%	14.7%	11.9%

Net income - as reported	$37.5	$20.2	$79.2	$52.2

Adjustments for special items - tax effected:
Restructuring	12.6	4.0	12.8	4.0
Footprint optimization	—	0.3	—	0.6
Other long-lived asset impairment charge	—	0.7	—	0.7
Total adjustments for special items - tax effected	$12.6	$5.0	$12.8	$5.3

Net income - as adjusted	$50.1	$25.2	$92.0	$57.5

Diluted earnings per share - as reported	$1.11	$0.59	$2.34	$1.53
Adjustments for special items	0.37	0.15	0.37	0.16
Diluted earnings per share - as adjusted	$1.48	$0.74	$2.71	$1.69

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO THE "ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Second Quarter Ended					Second Quarter Ended
	June 27, 2021					June 28, 2020
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$307.1	136.8	23.1	—	467.0	$237.4	88.1	13.2	—	338.7

Operating income (loss) - as reported	$55.2	5.4	4.3	(12.2)	52.7	$29.5	9.2	0.8	(8.5)	31.0
Operating margin %	18.0%	3.9%	18.9%		11.3%	12.4%	10.4%	6.4%		9.2%

Adjustments for special items	$(0.7)	17.9	(0.2)	—	17.0	$6.0	(0.3)	0.9	0.1	6.7

Operating income (loss) - as adjusted	$54.5	23.3	4.1	(12.2)	69.7	$35.5	8.9	1.7	(8.4)	37.7
Adjusted operating margin %	17.7%	17.1%	17.9%		14.9%	15.0%	10.1%	13.3%		11.1%

	Six Months Ended					Six Months Ended
	June 27, 2021					June 28, 2020
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$579.9	259.7	40.7	—	880.3	$499.8	198.3	23.2	—	721.3

Operating income (loss) - as reported	$103.7	24.9	6.6	(22.9)	112.3	$72.9	22.9	0.7	(17.7)	78.8
Operating margin %	17.9%	9.6%	16.0%		12.8%	14.6%	11.5%	3.2%		10.9%

Adjustments for special items	$(0.7)	17.9	0.1	—	17.3	$6.4	(0.3)	0.9	0.1	7.1

Operating income (loss) - as adjusted	$103.0	42.8	6.7	(22.9)	129.6	$79.3	22.6	1.6	(17.6)	85.9
Adjusted operating margin %	17.8%	16.5%	16.4%		14.7%	15.9%	11.4%	7.1%		11.9%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Second Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales June 27, 2021	$307.1	$136.8	$23.1	$467.0
Reported net sales June 28, 2020	237.4	88.1	13.2	338.7
Dollar change	$69.7	$48.7	$9.9	$128.3
Net sales % increase	29.4%	55.3%	75.0%	37.9%
Increase due to foreign exchange	(1.1)%	(14.0)%	(9.8)%	(4.8)%
Increase due to acquisition/divestiture, net	(0.4)%	—%	(14.2)%	(1.0)%
Organic sales increase	27.9%	41.3%	51.0%	32.1%

	Six Months Ended
	Americas	Europe	APMEA	Total

Reported net sales June 27, 2021	$579.9	$259.7	$40.7	$880.3
Reported net sales June 28, 2020	499.8	198.3	23.2	721.3
Dollar change	$80.1	$61.4	$17.5	$159.0
Net sales % increase	16.0%	31.0%	75.4%	22.0%
Increase due to foreign exchange	(0.6)%	(11.7)%	(10.3)%	(4.0)%
Increase due to acquisition/divestiture, net	(0.5)%	—%	(17.9)%	(1.0)%
Organic sales increase	14.9%	19.3%	47.2%	17.0%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 27,	June 28,
	2021	2020

Net cash provided by operations - as reported	$73.2	$47.3
Less: additions to property, plant, and equipment	(13.0)	(23.8)
Plus: proceeds from the sale of property, plant, and equipment	4.9	1.5
Free cash flow	$65.1	$25.0

Net income - as reported	$79.2	$52.2

Cash conversion rate of free cash flow to net income	82.2%	47.9%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	June 27,	December 31,
	2021	2020

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	191.5	198.2
Less: Cash and cash equivalents	(240.1)	(218.9)
Net debt	$(48.6)	$(20.7)

Net debt	$(48.6)	$(20.7)
Plus: Total stockholders' equity	1,117.9	1,069.8
Capitalization	$1,069.3	$1,049.1

Net debt to capitalization ratio	(4.5)%	(2.0)%

TABLE 6

2021 FULL YEAR OUTLOOK - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2021 Outlook
Approximately
Net Sales
Reported net sales growth	12.5% to 16.5%
Forecasted impact of acquisition	(2.5)%
Organic sales growth	10.0% to 14.0%

Operating Margin
Operating margin growth	(15) to 35 bps
Forecasted restructuring / other costs	115 bps
Adjusted operating margin growth	100 to 150 bps